AMENDMENT NO. 1 TO CREDIT AGREEMENT
     This Amendment No. 1 to Credit Agreement, dated as of November 29, 2007, (this “Amendment”), is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the “Borrower”), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.
INTRODUCTION
     Reference is made to the Credit Agreement dated as of July 3, 2006 (as modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent.
     The Borrower intends to expand its operations, including its foreign operations, and to incur certain indebtedness. In connection with the foregoing, the Borrower has requested, and the Lenders and the Administrative Agent have agreed, to make certain amendments to the Credit Agreement.
     THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:
     Section 1. Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Amendment of Credit Agreement.
     (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
     “Domestic Oil and Gas Properties” means Oil and Gas Properties (wherever located) of the Borrower and its Domestic Subsidiaries.
     “First-Tier Foreign Subsidiary” means any Foreign Subsidiary whose Equity Interests are owned by the Borrower or a Domestic Subsidiary.
     “Foreign Subsidiary Note” means any promissory note made by a Foreign Subsidiary and payable to the order of a Loan Party.
     (b) Section 1.01 of the Credit Agreement is hereby amended by modifying the definition of “Collateral Coverage Ratio” by replacing each reference therein to “Oil and Gas Properties” with a reference to “Domestic Oil and Gas Properties.”
     (c) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Consolidated Interest Coverage Ratio” in its entirety with the following:

     “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) the sum of (i) Consolidated Interest Charges for such period and (ii) the aggregate amount of all cash dividends made during such period in respect of any convertible or exchangeable preferred stock issued pursuant to Section 7.03(f)(ii).
     (d) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Letter of Credit Sublimit” in its entirety with the following:
     “Letter of Credit Sublimit” means an amount equal to the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
     (e) Section 1.01 of the Credit Agreement is hereby amended by modifying the definition of “Net Cash Proceeds” by inserting the following clause at the end of such definition:
     , and means, in connection with the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and, when received, cash received in respect of any non-cash Cash Equivalents received in connection with such transaction minus (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Borrower or such Subsidiary in connection therewith.
     (f) Article I of the Credit Agreement is hereby amended by adding the following Section 1.07 in appropriate numerical order:
     1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
     (g) Section 2.06(c) of the Credit Agreement is hereby amended by replacing the reference therein to clause “(n)” with a reference to clause “(o).”

     (h) Article II of the Credit Agreement is hereby amended by adding the following Section 2.15 in appropriate numerical order:
     Section 2.15 Increase in Revolving Credit Facility
     (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower may from time to time, request an increase in the Revolving Credit Facility by an amount (for all such requests) not exceeding $150,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Borrower may make a maximum of four such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Credit Lenders).
     (b) Lender Elections to Increase. Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.
     (c) Notification by Administrative Agent; Additional Revolving Credit Lenders. The Administrative Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) Effective Date and Allocations. If the Revolving Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of

Borrower (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such increase, along with a ratification of guarantees by all Loan Parties and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements, Reserve Report, or Interim Engineer’s Certificate, as applicable, furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 or clause (f) of Section 6.02, as applicable, and (B) no Default exists. The Borrower shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.
     (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.
     (i) Section 6.02(f) of the Credit Agreement is hereby amended by modifying clauses (iii), (iv) and (v) thereof by replacing each reference therein to “Oil and Gas Properties” with a reference to “Domestic Oil and Gas Properties.”
     (j) Section 6.13 of the Credit Agreement is hereby amended by modifying clause (b) thereof by replacing each reference therein to “Oil and Gas Properties” with a reference to “Domestic Oil and Gas Properties.”
     (k) Section 6.13 of the Credit Agreement is hereby amended by adding the following clause (f) in appropriate alphabetical order:
(f) With respect to promissory notes made by a Foreign Subsidiary (a “foreign borrowing subsidiary”) to another Foreign Subsidiary (a “foreign lending subsidiary”) (i) cause each foreign borrowing subsidiary to pledge to each foreign lending subsidiary, as collateral for the promissory note made by such foreign borrowing subsidiary to such foreign lending subsidiary, all promissory notes made by a Foreign Subsidiary and held by such foreign borrowing subsidiary, whether as payee or as pledgee, and (ii) cause physical possession of all such promissory notes and related pledge documents to be delivered to the applicable First-Tier Foreign Subsidiary, together with all necessary consents, note powers, and similar documents. Foreign Subsidiary Notes shall be pledged as collateral pursuant to the Security Documents.

     (l) Section 7.01 of the Credit Agreement is hereby amended by adding the following clause (u) in appropriate alphabetical order:
(u) Liens on the property or assets of Foreign Subsidiaries, other than Helix Energy Solutions (U.K.) Limited, securing Indebtedness permitted under Section 7.03(o), provided that such Liens may not at any time cover the Equity Interests of Well Ops (U.K.) Limited (or other Subsidiary owning the Seawell in whole or in part).
     (m) Section 7.02 of the Credit Agreement is hereby amended by replacing clause (d) of such Section in its entirety with the following:
(d) Investments of the Borrower in any Guarantor, any Person that becomes a Guarantor contemporaneously with such Investment, or, subject to the final clause of this Section 7.02, any Foreign Subsidiary, and Investments of any Subsidiary in the Borrower, any Guarantor, any Person that becomes a Guarantor substantially contemporaneously with the making of such Investment, or, subject to the final clause of this Section 7.02, any Foreign Subsidiary;
     (n) Section 7.02 of the Credit Agreement is hereby amended by replacing the final sentence of such Section in its entirety with the following:
Notwithstanding anything in this Section 7.02 or elsewhere in this Agreement to the contrary, in no event shall aggregate Investments in all Subsidiaries that are neither Loan Parties nor Foreign Subsidiaries whose Equity Interests are pledged pursuant to a Foreign Pledge Agreement, including Investments as a results of Acquisitions, exceed $100,000,000.
     (o) Section 7.03 of the Credit Agreement is hereby amended by replacing clause (c) of such Section in its entirety with the following:
(c) Guarantees of the Borrower or any Subsidiary in respect of (i) Indebtedness otherwise permitted hereunder; provided that Indebtedness permitted pursuant to Section 7.03(o) below may be guaranteed only by Foreign Subsidiaries (other than Helix Energy Solutions (U.K.) Limited) and (ii) Indebtedness of joint ventures in which such Person owns Equity Interests in an aggregate amount not to exceed $150,000,000;
     (p) Section 7.03 of the Credit Agreement is hereby amended by replacing clause (i) of such Section in its entirety with the following:
(i) (A) in the case of the Borrower or any Subsidiary of the Borrower which is a Loan Party, Indebtedness owed to the Borrower or any other Loan Party, provided that in each case such Indebtedness shall (i) be permitted by Section 7.02 and (ii) be subordinated to the Obligations on the terms set forth on Annex I to Schedule 7.03, or on other terms reasonably acceptable to the Administrative Agent and (B) in the case of any Foreign Subsidiary, Indebtedness owed to the Borrower or any of its Wholly Owned Subsidiaries, provided that in each case such Indebtedness shall (i) be permitted by Section 7.02; (ii) be evidenced by a promissory note; and (iii) in the case of Indebtedness of any Foreign Subsidiaries, be subordinated to any Foreign Subsidiary Note made by such Subsidiary on the terms set forth on Annex I to Schedule 7.03, or on other terms reasonably acceptable to the Administrative Agent;
     (q) Section 7.03 of the Credit Agreement is hereby amended by replacing clause (f) of such Section in its entirety with the following:
(f) (i) unsecured Indebtedness in an aggregate principal amount not to exceed $250,000,000 at any time outstanding and (ii) additional unsecured Indebtedness consisting solely of mandatorily convertible notes or convertible or exchangeable preferred stock of the Borrower that are repayable, repurchaseable, and/or redeemable through the delivery by the Borrower of its New Dive Equity Interests;
     (r) Section 7.03 of the Credit Agreement is hereby amended by adding the following clause (o) in appropriate alphabetical order:
(o) Indebtedness of Foreign Subsidiaries, other than Helix Energy Solutions (U.K.) Limited, in an aggregate principal amount not to exceed $200,000,000 at any time outstanding.
     (s) Section 7.05 of the Credit Agreement is hereby amended by replacing clause (c) of such Section in its entirety with the following:
(c) Dispositions of property to the Borrower or to a Wholly Owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor; notwithstanding the foregoing, this Section 7.05(c) shall not prohibit the assignment of service contracts by Loan Parties to Foreign Subsidiaries in the ordinary course of business as necessary to obtain the benefits of foreign tax treaties or credits; provided that payments received with respect to any such contract are required to be, and are, paid or distributed promptly to a Loan Party;
     (t) Section 7.05 of the Credit Agreement is hereby amended by replacing clause (p) of such Section in its entirety with the following:
(p) Dispositions of vessels, Oil and Gas Properties, remotely operated vehicles and trenchers, and joint ventures interests by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) no Person may Dispose of Equity Interests of Subsidiaries pursuant to this clause (p), (ii) at the time of such Disposition, no Default shall exist or would result from such Disposition, (iii) except as otherwise specifically provided below, no less than 80% of the consideration received for any such asset shall be in the form of cash (which, solely for purposes of this clause (p), shall be deemed to include any liabilities, as shown on the Borrower’s most recent consolidated balance sheet, of the Borrower or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Loans or any Guaranty thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Subsidiary from further liability), and (iv) the fair market value of all property Disposed of in reliance on this clause (p) in any fiscal year shall not exceed the following respective amounts for the following types of property: (A) $50,000,000 in the case of vessels (exclusive of, following the New Dive IPO, vessels owned by New Dive or any of its Subsidiaries), (B) in the case of Oil and Gas Properties, Oil and Gas Properties to which up to the following respective amounts of proved reserves are attributable (y) $75,000,000 of proved developed reserves and (z) $250,000,000 of proved undeveloped reserves, (C) $10,000,000 in the case of remotely operated vehicles and trenchers (exclusive of, following the New Dive IPO, remotely operated vehicles and trenchers of New Dive or any of its Subsidiaries), and (D) $250,000,000, calculated based on the Borrower’s or applicable Subsidiary’s investment basis in the interests Disposed of, in the case of joint venture interests (exclusive of (y) joint venture interests in any Person of which the Borrower owns (directly or indirectly, prior to such Disposition) 20% of less of the outstanding Equity Interests and (z) following the New Dive IPO, joint venture interests of New Dive or any of its Subsidiaries). With respect to farmouts of proved undeveloped Oil and Gas Properties pursuant to clause (B) above, the Borrower or applicable Subsidiary shall not be required to obtain at least 80% of the total consideration therefor in the form of cash, and may farmout such properties in exchange for the Borrower’s or applicable Subsidiary’s portion of the development costs of the applicable property provided, however, that any Disposition pursuant to clauses (a) through (g), (j)(ii), (k), (m), (n) and (p) shall be for fair market value.
For purposes of determining compliance with this Section 7.05, the fair market value of any property Disposed of for consideration not consisting entirely of cash shall be the sum of the cash portion of the consideration, if any, and the fair market value of the non-cash portion of the consideration, as reasonably determined by the Borrower in good faith.
     (u) Section 7.06 of the Credit Agreement is hereby amended by adding the following clauses (f), (g), and (h) in appropriate alphabetical order:
     (f) so long as no Default shall have occurred and be continuing, the Borrower may purchase, redeem or otherwise acquire Equity Interests issued by it in connection with any employee stock option agreement, severance agreement, employee benefit plan or agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $25,000,000 in any calendar year;
     (g) so long as no Default shall have occurred and be continuing, the Borrower may declare and make cash dividends in respect of any convertible or exchangeable preferred stock issued pursuant to Section 7.03(f)(ii); and
     (h) the Borrower may redeem or convert any convertible or exchangeable preferred stock issued pursuant to Section 7.03(f)(ii) through delivery of its New Dive Equity Interests.
     (v) Section 7.11 of the Credit Agreement is hereby amended by replacing clause (c) of such Section in its entirety with the following:
     (c) Collateral Coverage Ratio. Permit the Collateral Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.75 to 1.00; provided, however, that on the day, if any, that the Facilities are rated BBB- or higher by S&P and Baa3 or higher by Moody’s and no Default exists, then this Section 7.11(c) automatically, and without further act or occurrence, shall be permanently deleted from this Agreement and any reference in any other Loan Document.
     (w) Section 7.12 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
     7.12 Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and it Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year for the applicable category of asset:

	Amount — Oil and Gas	Amount — All Other
Fiscal Year	Properties	Assets
2007	$450,000,000	$300,000,000
2008 and thereafter	$400,000,000	$300,000,000
     ;provided however that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year; and provided further that if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth opposite such fiscal year above. In addition, the Borrower may, at its election, from time to time transfer up to 50% (in the aggregate for all such transfers) of the amount set forth above for either category for any fiscal year to the other category on the following terms: (i) the Borrower shall, during the applicable fiscal year, notify the

Administrative Agent of the amount it wishes to transfer and the category to which it wishes to transfer such amount, (ii) the amount permitted to be expended under the other category shall be automatically and correspondingly decreased by the amount so transferred, and (iii) any amount so transferred will be deemed used only after the expenditure of all other amounts expended in such fiscal year under such category, and (iv) any amount so transferred may not be carried over for expenditure in the next following fiscal year.
     (x) Section 10.07 of the Credit Agreement is hereby amended by replacing clause (f)(i) of such Section in its entirety with the following:
     (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c),
     (y) The Credit Agreement is hereby amended by replacing Exhibit D thereto with the Exhibit D attached hereto, and by replacing Exhibit F thereto with the Exhibit F attached hereto.
     Section 3. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors’ rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Security Documents are valid and subsisting.
     Section 4. Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent’s or any Lender’s rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.

     Section 5. Effectiveness. This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein, upon the satisfaction of the following conditions:
     (a) the Administrative Agent (or its counsel) shall have received (i) counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby;
     (b) the Administrative Agent (or its counsel) shall have received each of the items listed on the Closing Documents List attached hereto as Exhibit A, each in form and substance reasonably acceptable to the Administrative Agent and, where applicable, duly executed and delivered by a duly authorized officer of each applicable Loan Party;
     (c) the Administrative Agent shall have received, or shall concurrently receive, for the account of each Lender which executes this Amendment on or prior to November 29, 2007, an amendment fee equal to 12.5 basis points on the sum of (i) such executing Lender’s Revolving Credit Commitment then in effect and (ii) such Lender’s Term Loans then outstanding (after giving effect to the prepayment to the Term Loans described below); and
     (d) concurrent prepayment of not less than $400,000,000 of the aggregate outstanding Term Loans with proceeds from the issuance of unsecured Indebtedness.
     If all of the foregoing conditions are not satisfied on or before January 31, 2008, this Amendment shall not become effective and shall be of no force or effect.
     Section 6. Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower’s obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.
     Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 8. Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically and by telecopier.
ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[signature page follows]

     EXECUTED as of the first date above written.

HELIX ENERGY SOLUTIONS GROUP, INC.
By:
A. Wade Pursell
Executive Vice President and Chief Financial Officer

CANYON OFFSHORE, INC., a Texas corporation
CANYON OFFSHORE INTERNATIONAL CORP., a Texas corporation
ENERGY RESOURCE TECHNOLOGY GOM, INC., a Delaware corporation
HELIX INGLESIDE LLC, a Delaware limited
liability company
HELIX OIL & GAS, INC., a Delaware corporation
HELIX VESSEL HOLDINGS LLC, a Delaware limited liability company
NEPTUNE VESSEL HOLDINGS LLC, a Delaware limited liability company
VULCAN MARINE HOLDINGS LLC, a Delaware limited liability company
WELL OPS INC., a Texas corporation

By:
A. Wade Pursell
Vice President

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:
Name:
Title:

NATEXIS BANQUES POPULAIRES, as a Lender and as a Co-Syndication Agent
By:
Name:
Title:

By:
Name:
Title:

AMEGY BANK NATIONAL ASSOCIATION, as a Lender and as a Co-Syndication Agent
By:
Name:
Title:

JPMORGAN CHASE BANK, NA, as a Lender and as a Co-Syndication Agent
By:
Name:
Title:

WHITNEY NATIONAL BANK, as a Lender and as a Co-Syndication Agent
By:
Name:
Title:

[other signature pages provided separately]